Exhibit 23

Simpson Manufacturing Co., Inc. and Subsidiaries

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-85662  and  File  No. 33-90964) of Simpson Manufacturing Co., Inc. of our report dated March 11, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Francisco, California
March 11, 2005